UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      February 21, 2006

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On February 21, 2006, the Compensation Committee ("Committee") of the Board of Directors of Myers Industries, Inc. ("Company") awarded discretionary cash bonuses to the following Name Executive Officers of the Company. The Company has no formal written executive bonus plan. The Committee has the authority to award cash bonuses, but such awards are fully discretionary. Awards are generally based upon the relative performance of the Company as a whole and upon other qualitative measures. The amounts listed below are the total amounts of the bonuses awarded and accrued for the fiscal year-ended December 31, 2005, but which were determined and awarded on February 21, 2006. These bonuses will be paid in full in March 2006.

The bonus awards are as follows: John C. Orr, President and Chief Executive Officer, $290,000; Gregory J. Stodnick, Vice President-Finance and Chief Financial Officer, $160,000; and Kevin C. O'Neil, Vice President, General Counsel and Secretary, $70,000.

Item 9.01.	Financial Statements and Exhibits None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE February 22, 2006	By:	/s/ Kevin C. O'Neil
Kevin C. O'Neil
Vice President, General Counsel & Secretary